Exhibit 99a

News from The Montana Power Company		Contacts:
Butte, Montana					Cort Freeman 1.406.497.2368
November 2, 1998 					Dean Conklin  1.406.497.2706
							Linda McGillen 1.406.496.5211
							www.mtpower.com


	MONTANA POWER ANNOUNCES SALE OF GENERATING PLANTS

	BUTTE, Montana - The Montana Power Company (NYSE: MTP) said Monday (Nov. 2) that it has reached a definitive agreement with PP&L Global, Inc., of Fairfax, Va., a subsidiary of PP&L Resources, Inc. (NYSE: PPL) based in Allentown, Pa., for PP&L Global to purchase 1,556 megawatts of Montana Power's electric generating assets in Montana , and certain associated high-voltage transmission lines.

The total consideration is $988 million, marking conclusion of a process begun last December 9, 1997, when the company announced it would sell its in-state generating plants and redeploy the sales proceeds.

"We are delighted with these results," said Robert P Gannon, chairman, president and chief executive of The Montana Power Company. "This is a terrific outcome for our shareholders and for our customers in Montana, who stand to benefit from this sale.

"This is a step that will help to enhance competition among electric suppliers in Montana, and help to bring the benefits of competition to Montanans."

In separate actions that were part of the transaction, Puget Sound
Energy (NYSE: PSD) of Bellevue, Washington and Portland General Electric
(PGE) of Portland also sold their interests totaling 1,058 megawatts (gross) at the four-unit Colstrip plant. Coupled with Montana Power's 816-megawatt (gross) interest in the four plants, PP&L Global is acquiring 1,874 megawatts (gross) at Colstrip, which is the second-largest coal-fired generating facility west of the Mississippi River. The Colstrip interests of Washington Water Power and Pacific Power & Light, totaling 402 megawatts (gross) are not part of this sale.

PP&L Global said it had identified synergies in owning and operating a larger interest in the Colstrip units, so Montana Power's final proceeds are dependent upon the sale to PP&L by all three Colstrip owners, as well as the sale of various 500-kilovolt transmission interests.

Gannon listed these benefits from the sale:

? Montana Power shareholders benefit, because proceeds up to the book value of the regulated assets sold plus Colstrip 4 lease and transmission proceeds - a total of about $650 million -- can be used to meet the company's strategic objectives, including reinvestment in the existing, successful businesses such as the fast-growing telecommunications business of Touch America.

? Both shareholders and Montana Power customers benefit because the sale eliminates a $160-million item to cover four years of transition expenses anticipated in the company's 1997 transition filing before the Montana Public Service Commission (PSC) related to customer choice.

? Montana Power customers should benefit further. The company expects that the PSC will first apply amounts above the book value mentioned earlier to reduce $156 million of regulatory assets created by the PSC, which presently are being recovered in rates. Any additional proceeds above book value (from regulated assets that are sold) could offset long-term contract costs for electricity purchased from independent producers - primarily privately owned plants at Colstrip and Billings as well as the state of Montana's Missouri River dam at Toston. Those contract prices, set by the PSC, are now above market levels.

	"For more than 282,000 electric customers in Montana," Gannon said, "we will continue to be the regulated transmission and distribution provider of electric service to their homes and businesses, as part of our continuing investment of more than $1 billion in Montana."

Gannon said the agreement is not subject to any financing contingency for the generation portion of the sale. Montana Power will use proceeds to focus on Touch America's telecommunications business and possibly oil and gas exploration and production, and its core regulated transmission and distribution operations, as well as other existing businesses. The company also intends to reduce debt and buy back common stock. Montana Power announced in August that it was exiting the business of trading and marketing electricity, while continuing to produce and market natural gas.

The agreement covers all of Montana Power's 979 megawatts (gross) generation at five coal-fired generating facilities - 816 megawatts at the four units at Colstrip and 163 megawatts at the Corette plant in Billings - as well as 577 megawatts (gross) at Montana Power's hydroelectric dams.

The total price represents a multiple of 1.55 for the book value of the assets, and approximately $600 per kilowatt.

The sale includes 11 of the company's 12 hydroelectric facilities plus a storage reservoir at Hebgen Lake. Also included are three contracts for the purchase or exchange of power. Not included is a 3-megawatt facility, Milltown Dam near Missoula, which will remain with the company and be handled separately.

	PP&L Global owns, or is acquiring or developing about 1,500 megawatts of generation elsewhere in the United States, including plants in Maine and developments in Arizona, Connecticut and Pennsylvania. The company also owns interests in electric generating facilities in Spain, Portugal, Bolivia and Peru, and has ownership interests in electric distribution companies in the United Kingdom, Argentina, Brazil, Chile, Peru and El Salvador.

The parent company, PP&L Resources, has a subsidiary, PP&L, Inc., that serves 1.2 million customers in Pennsylvania and owns and operates nearly 8,000 megawatts of electric generation facilities. Through another subsidiary, it markets or trades wholesale energy in 26 states and Canada.

"PP&L Global's sister company, PP&L, Inc., not only has extensive experience in plant operation, it also has a strong heritage of community involvement and environmental sensitivity," Gannon said. "We believe that PP&L Global will be a welcome addition to the business community in Montana."

He added that the execution of agreements announced today is the first step toward completion of the sale, which is subject to, among other things, the receipt of various regulatory approvals, including approval by the Federal Energy Regulatory Commission (FERC). Settlement of the transaction is expected within nine to 12 months.

Proceeds for Montana Power's regulated generation could be as much as $892 million; the inclusion of an unregulated lease and associated 500-kilovolt transmission for Colstrip Unit 4 would make the total $988 million.

The precise amount Montana Power will receive at closing will be affected by the closing of the Puget and PGE interests, which require regulatory approval in Washington and Oregon. Without that approval, Montana Power's proceeds would be reduced, but the company would then sell its Colstrip 1-3 rights in the 500-kilovolt transmission lines for $93 million.

Gannon said that the agreements reached with PP&L Global provide for continued employment of Montana Power workers at the generating plants purchased by PP&L Global.

	The Montana Power Company has annual sales in excess of $1 billion, and assets of $2.8 billion.


Safe Harbor for Forward-Looking Statements:

	The Company is including the following cautionary statements to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf, of the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Such forward-looking statements may be identified, without limitation, by the use of the words "anticipates," "estimates," "expects," "intends," "believes" and similar expressions. From time to time, the Company may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company or its subsidiaries, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

	Forward-looking statements made by the Company are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed in, or implied by, the forward-looking statements. These forward-looking statements include, among others, statements concerning the Company's revenue and cost trends, cost recovery, cost-reduction strategies and anticipated outcomes, pricing strategies, planned capital expenditures, financing needs, and availability, changes in the utility industry and the impacts of the year 2000 issue. Investors or other users of forward-looking statements are cautioned that such statements are not a guarantee of future performance by the Company; such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Some, but not all, of the risks and uncertainties include: General economic and weather conditions in the areas in which the Company has operations, competitive factors and the impact of restructuring initiatives in the electric and gas industry, market prices, environmental laws and policies, federal and state regulatory and legislative actions, drilling successes in oil and natural gas operations, changes in foreign trade and monetary policies, laws and regulations related to foreign operations, tax rates and policies, rates of interest and changes in accounting principles or the application of such principles to the Company.




OTHER NEWS CONTACTS:

For PP&L Resources:

Dan McCarthy (610) 774-5758

For Puget Sound Energy:

Media: Dorothy Bracken 1-888-831-7250
Analysts: Bob Adams (425) 462-3808